Press Release
For Further Information Contact:

INVESTORS: Matt Schroeder (717) 214-8867 or investor@riteaid.com	MEDIA: Karen Rugen (717) 730-7766

RITE AID REPORTS SECOND QUARTER FISCAL 2011 RESULTS

•	Second Quarter Net Loss of $0.23 per Diluted Share, including $0.05 per Diluted Share due to Refinancing Costs, Compared to Prior Second Quarter Net Loss of $0.14 per Diluted Share

●	Second Quarter Adjusted EBITDA of $181.2 Million Compared to Adjusted EBITDA of $216.5 Million in Prior Second Quarter

●	Adjusted EBITDA Negatively Impacted by $26 Million or $0.03 per Diluted Share due to Growth Initiatives, Memorial Day Shift

●	Continued Strong Liquidity of $1.1 Billion at Quarter End

•	Rite Aid Further Reduces Debt

•	Rite Aid Revises Fiscal 2011 Outlook

Camp Hill, PA (September 23, 2010) - Rite Aid Corporation (NYSE: RAD) today reported financial results for its fiscal second quarter ended August 28, 2010.

The company reported revenues of $6.2 billion, a net loss of $197.0 million or $0.23 per diluted share and adjusted EBITDA of $181.2 million or 2.9 percent of revenues.  Results were impacted by a decrease in revenues, expenses related to the company’s growth initiatives and a charge related to the company’s refinancing activities.

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Rite Aid FY 2011 Q2 Press Release - page 2

“Despite lower sales and the sluggish economy, we started to see some positive trends in our business during the second quarter.  Sales in our core drugstore categories have started to strengthen, and our gross margin trends are showing improvement,” said John Standley, Rite Aid president and CEO.  “While reimbursement pressures are still challenging, our pharmacy margin rates have begun to stabilize.

“As we said at the start of the year, we made the strategic decision to invest now in initiatives designed to grow our business long term, including our new wellness+ customer loyalty program and the expansion of our immunization capabilities,” Standley said.  “While the start up costs of those investments have had a negative impact on our results this quarter, we’re excited about the impact we’re seeing so far.  More than 22 million customers and patients have enrolled in wellness+ only five months after the nationwide launch.  Our pharmacists have administered more flu shots this year than they did at the same time a year ago.  At the same time, we remain focused on reducing costs and operating more efficiently.  Our continued strong liquidity and recent refinancing give us even more runway to deliver on our initiatives.”

Second Quarter Summary

Revenues for the 13-week quarter were $6.2 billion versus revenues of $6.3 billion in the prior year second quarter.  Revenues decreased 2.5 percent primarily as a result of store closings and a decline in same store sales.

Same store sales for the quarter decreased 1.5 percent over the prior year 13-week period, consisting of a 0.9 percent decrease in the front end and a 1.8 percent decrease in the pharmacy.  Pharmacy sales included an approximate 195 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores decreased 2.1 percent over the prior year period.  Prescription sales accounted for 68.1 percent of total drugstore sales, and third party prescription revenue was 96.1 percent of pharmacy sales.

Net loss was $197.0 million or $0.23 per diluted share compared to last year’s second quarter net loss of $116.0 million or $0.14 per diluted share.  Contributing to the net loss were lower sales and a $44.0 million or $0.05 per diluted share debt modification expense related to the retirement of the company’s $648.0 million Tranche 4 term loan due 2015 under its senior secured credit facility.  Retiring the loan was part of the company’s previously announced August refinancing transactions that extended debt maturities and lowered interest expense.

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Rite Aid FY 2011 Q2 Press Release – page 3

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $181.2 million or 2.9 percent of revenues for the second quarter compared to $216.5 million or 3.4 percent of revenues for the like period last year.  Negatively impacting Adjusted EBITDA by approximately $26 million or $0.03 per diluted share were advertising expenses related to the company’s wellness+ customer loyalty program, expenses related to the expansion of Rite Aid’s immunization capabilities and the shift of Memorial Day holiday pay from the first quarter last year into the second quarter this year.

In the second quarter, the company opened no new stores, relocated 5 stores, remodeled 1 store and closed 20 stores.  Stores in operation at the end of the second quarter totaled 4,747.

Other Events During the Quarter

As previously announced, Rite Aid continued to reduce debt in the second quarter with the repurchase of $93.8 million of its 8.5% convertible notes due 2015.  Also as previously announced, the company completed refinancing transactions that extended debt maturities and lowered interest expense.  Those transactions included a new $1.175 billion revolving credit facility due 2015 that replaced its $1.175 billion revolving credit facility due 2012 and the issuance of $650 million of 8.00% senior secured notes due 2020 used to repay and retire the company’s $648.0 million Tranche 4 Term Loan due 2015 under its senior secured credit facility.

Rite Aid Lowers Sales, Narrows Adjusted EBITDA and Increases Net Loss Guidance for Fiscal 2011

Based on current trends, Rite Aid revised its fiscal 2011 outlook for sales, Adjusted EBITDA and net loss.  Sales are now expected to be between $25.0 billion and $25.4 billion with same store sales expected to range from a decrease of 1.5 percent to flat.  Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $875 million and $950 million.

As a result of narrowing Adjusted EBITDA guidance, a $44.0 million debt modification charge for the company’s recent refinancing and lower interest expense related to the company’s refinancing and debt repurchase activities, net loss is now expected to be between $400 million and $590 million or a loss per diluted share of $0.46 to $0.67.  The company confirmed previous guidance for capital expenditures at approximately $250 million.

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Rite Aid FY 2011 Q2 Press Release – page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.   A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on September 25, 2010.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 10670216.

Rite Aid is one of the nation’s leading drugstore chains with more than 4,700 stores in 31 states and the District of Columbia with fiscal 2010 annual revenues of $25.7 billion.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, including the impact of continued high unemployment and changing consumer behavior; inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain qualified personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations;  the outcome of lawsuits and governmental investigations and health care reform; and our ability to maintain the listing of our common stock on the New York Stock Exchange and the resulting impact to our indebtedness and financial condition.  Consequently, all of the forward-looking statements made in this press release, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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Rite Aid FY 2011 Q2 Press Release – page 5

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty programs and other items.

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RITE AID CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (unaudited)

	August 28, 2010	February 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$132,412	$103,594
Accounts receivable, net	947,001	955,502
Inventories, net of LIFO reserve of $872,169 and $831,113	3,257,580	3,238,644
Prepaid expenses and other current assets	107,673	210,928
Total current assets	4,444,666	4,508,668
Property, plant and equipment, net	2,184,607	2,293,153
Other intangibles, net	740,130	823,088
Other assets	447,780	425,002
Total assets	$7,817,183	$8,049,911

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$33,610	$51,502
Accounts payable	1,310,900	1,159,069
Accrued salaries, wages and other current liabilities	1,057,601	965,121
Total current liabilities	2,402,111	2,175,692
Long-term debt, less current maturities	6,031,759	6,185,633
Lease financing obligations, less current maturities	128,151	133,764
Other noncurrent liabilities	1,188,970	1,228,373
Total liabilities	9,750,991	9,723,462

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	156,907	152,304
Common stock	891,345	887,636
Additional paid-in capital	4,277,846	4,277,200
Accumulated deficit	(7,230,032)	(6,959,372)
Accumulated other comprehensive loss	(29,875)	(31,320)
Total stockholders' deficit	(1,933,808)	(1,673,551)
Total liabilities and stockholders' deficit	$7,817,183	$8,049,911

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts) (unaudited)

	Thirteen weeks ended August 28, 2010	Thirteen weeks ended August 29, 2009
Revenues	$6,161,752	$6,321,870
Costs and expenses:
Cost of goods sold	4,523,092	4,633,595
Selling, general and administrative expenses	1,626,704	1,645,913
Lease termination and impairment charges	26,360	28,752
Interest expense	139,716	128,828
Loss on debt modifications and retirements, net	44,003	993
Gain on sale of assets, net	(3,973)	(4,188)

	6,355,902	6,433,893

Loss before income taxes	(194,150)	(112,023)
Income tax expense	2,826	3,989
Net loss	$(196,976)	$(116,012)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(196,976)	$(116,012)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,318)	(4,338)
Loss attributable to common stockholders - basic and diluted	$(199,320)	$(120,376)

Basic and diluted weighted average shares	882,758	880,683

Basic and diluted loss per share	$(0.23)	$(0.14)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts) (unaudited)

	Twenty-six weeks ended August 28, 2010	Twenty-six weeks ended August 29, 2009
Revenues	$12,556,088	$12,853,048
Costs and expenses:
Cost of goods sold	9,205,724	9,390,707
Selling, general and administrative expenses	3,249,638	3,356,585
Lease termination and impairment charges	39,817	95,738
Interest expense	281,335	238,306
Loss on debt modifications and retirements, net	44,003	993
Gain on sale of assets, net	(3,736)	(24,139)

	12,816,781	13,058,190

Loss before income taxes	(260,693)	(205,142)
Income tax expense	9,967	9,316
Net loss	$(270,660)	$(214,458)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(270,660)	$(214,458)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(4,603)	(4,338)
Loss attributable to common stockholders - basic and diluted	$(275,314)	$(218,847)

Basic and diluted weighted average shares	882,245	880,179

Basic and diluted loss per share	$(0.31)	$(0.25)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION (Dollars in thousands, except per share amounts) (unaudited)

	Thirteen weeks ended August 28, 2010	Thirteen weeks ended August 29, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,161,752	$6,321,870
Cost of goods sold	4,523,092	4,633,595
Gross profit	1,638,660	1,688,275
LIFO charge	20,528	14,770
FIFO gross profit	1,659,188	1,703,045

Gross profit as a percentage of revenues	26.59%	26.71%
LIFO charge as a percentage of revenues	0.33%	0.23%
FIFO gross profit as a percentage of revenues	26.93%	26.94%

Selling, general and administrative expenses	1,626,704	1,645,913
Selling, general and administrative expenses as a percentage of revenues	26.40%	26.04%

Cash interest expense	128,030	118,761
Non-cash interest expense	11,686	10,067
Total interest expense	139,716	128,828
Securitization costs (included in SG&A)	-	14,055
Total interest expense and securitization costs	139,716	142,883

Adjusted EBITDA	181,244	216,535
Adjusted EBITDA as a percentage of revenues	2.94%	3.43%

Net loss	(196,976)	(116,012)
Net loss as a percentage of revenues	-3.20%	-1.84%

Total debt	6,193,520	5,914,641
Accounts receivable securitization facility	-	395,520
Total debt including accounts receivable facility	6,193,520	6,310,161
Invested cash	50,583	9,690
Total debt net of invested cash	6,142,937	6,300,471

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	37,307	38,895
Intangible assets acquired	4,845	1,482
Total cash capital expenditures	42,152	40,377
Equipment received for noncash consideration	178	7,019
Equipment financed under capital leases	2,064	33
Gross capital expenditures	$44,394	$47,429

  Chart 4

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION (Dollars in thousands, except per share amounts) (unaudited)

	Twenty-six weeks ended August 28, 2010	Twenty-six weeks ended August 29, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,556,088	$12,853,048
Cost of goods sold	9,205,724	9,390,707
Gross profit	3,350,364	3,462,341
LIFO charge	41,056	29,540
FIFO gross profit	3,391,420	3,491,881

Gross profit as a percentage of revenues	26.68%	26.94%
LIFO charge as a percentage of revenues	0.33%	0.23%
FIFO gross profit as a percentage of revenues	27.01%	27.17%

Selling, general and administrative expenses	3,249,638	3,356,585
Selling, general and administrative expenses as a percentage of revenues	25.88%	26.12%

Cash interest expense	257,953	220,584
Non-cash interest expense	23,382	17,722
Total interest expense	281,335	238,306
Securitization costs (included in SG&A)	-	28,500
Total interest expense and securitization costs	281,335	266,806

Adjusted EBITDA	431,034	465,731
Adjusted EBITDA as a percentage of revenues	3.43%	3.62%

Net loss	(270,660)	(214,458)
Net loss as a percentage of revenues	-2.16%	-1.67%

Total debt	6,193,520	5,914,641
Accounts receivable securitization facility		395,520
Total debt including accounts receivable facility	6,193,520	6,310,161
Invested cash	50,583	9,690
Total debt net of invested cash	6,142,937	6,300,471

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	72,519	81,199
Intangible assets acquired	10,222	3,447
Total cash capital expenditures	82,741	84,646
Equipment received for noncash consideration	2,206	7,838
Equipment financed under capital leases	2,064	185
Gross capital expenditures	$87,011	$92,669

  Chart 5

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (In thousands)

	Thirteen weeks ended August 28, 2010	Thirteen weeks ended August 29, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(196,976)	$(116,012)
Adjustments:
Interest expense and securitization costs	139,716	142,883
Income tax expense	2,826	3,989
Depreciation and amortization	126,513	133,522
LIFO charges	20,528	14,770
Lease termination and impairment charges	26,360	28,752
Stock-based compensation expense	4,250	6,092
Gain on sale of assets, net	(3,973)	(4,188)
Loss on debt modifications and retirements, net	44,003	993
Closed facility liquidation expense	1,811	2,290
Severance costs	-	2,053
Customer loyalty card programs revenue deferral (a)	15,394	-
Other	792	1,391
Adjusted EBITDA	$181,244	$216,535
Percent of revenues	2.94%	3.43%

Notes:
	(a)	Relates to deferral of revenues for our customer loyalty programs.

  Chart 6

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (In thousands)

	Twenty-six weeks ended August 28, 2010	Twenty-six weeks ended August 29, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(270,660)	$(214,458)
Adjustments:
Interest expense and securitization costs	281,335	266,806
Income tax expense	9,967	9,316
Depreciation and amortization	254,013	271,760
LIFO charges	41,056	29,540
Lease termination and impairment charges	39,817	95,738
Stock-based compensation expense	9,735	12,509
Gain on sale of assets, net	(3,736)	(24,139)
Loss on debt modifications and retirements, net	44,003	993
Closed facility liquidation expense	4,233	8,808
Severance costs	10	6,049
Customer loyalty card programs revenue deferral (a)	20,431	-
Other	830	2,809
Adjusted EBITDA	$431,034	$465,731
Percent of revenues	3.43%	3.62%

Notes:
	(a)	Relates to deferral of revenues for our customer loyalty programs.

  Chart 7

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (unaudited)

	Thirteen weeks ended August 28, 2010	Thirteen weeks ended August 29, 2009

OPERATING ACTIVITIES:
Net loss	$(196,976)	$(116,012)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	126,513	133,522
Lease termination and impairment charges	26,360	28,752
LIFO charges	20,528	14,770
Gain on sale of assets, net	(3,973)	(4,188)
Stock-based compensation expense	4,250	6,092
Loss on debt modification and retirements, net	44,003	993
Proceeds from insured loss	-	63
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(125,000)
Accounts receivable	65,816	111,168
Inventories	(102,285)	(82,936)
Accounts payable	40,205	(16,163)
Other assets and liabilities, net	(30,199)	(97,917)
Net cash used in operating activities	(5,758)	(146,856)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(37,307)	(38,895)
Intangible assets acquired	(4,845)	(1,482)
Proceeds from sale-leaseback transactions	-	6,532
Proceeds from dispositions of assets and investments	4,891	6,878
Net cash used in investing activities	(37,261)	(26,967)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	650,000	906,604
Net repayments to revolver	-	(535,000)
Principal payments on long-term debt	(743,285)	(152,398)
Change in zero balance cash accounts	(5,473)	(15,690)
Net proceeds from the issuance of common stock	1	-
Financing fees paid for early debt retirement	(19,666)	-
Deferred financing costs paid	(34,028)	(45,145)
Net cash (used in) provided by financing activities	(152,451)	158,371
Decrease in cash and cash equivalents	(195,470)	(15,452)
Cash and cash equivalents, beginning of period	327,882	136,459
Cash and cash equivalents, end of period	$132,412	$121,007

  Chart 8

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (unaudited)

	Twenty-six weeks ended August 28, 2010	Twenty-six weeks ended August 29, 2009

OPERATING ACTIVITIES:
Net loss	$(270,660)	$(214,458)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	254,013	271,760
Lease termination and impairment charges	39,817	95,738
LIFO charges	41,056	29,540
Gain on sale of assets, net	(3,736)	(24,139)
Stock-based compensation expense	9,735	12,509
Loss on debt modification and retirements, net	44,003	993
Proceeds from insured loss	-	1,380
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(155,000)
Accounts receivable	8,663	56,886
Inventories	(60,166)	55,039
Accounts payable	311,378	37,003
Other assets and liabilities, net	139,706	43,491
Net cash provided by operating activities	513,809	210,742
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(72,519)	(81,199)
Intangible assets acquired	(10,222)	(3,447)
Proceeds from sale-leaseback transactions	-	6,532
Proceeds from dispositions of assets and investments	8,921	35,698
Net cash used in investing activities	(73,820)	(42,416)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	650,000	906,604
Net repayments to revolver	(80,000)	(838,000)
Principal payments on long-term debt	(769,089)	(159,890)
Change in zero balance cash accounts	(158,482)	(62,923)
Net proceeds from the issuance of common stock	94	-
Financing fees paid for early debt retirement	(19,666)	-
Deferred financing costs paid	(34,028)	(45,145)
Net cash used in financing activities	(411,171)	(199,354)
Increase (decrease) in cash and cash equivalents	28,818	(31,028)
Cash and cash equivalents, beginning of period	103,594	152,035
Cash and cash equivalents, end of period	$132,412	$121,007

  Chart 9

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE YEAR ENDING FEBRUARY 26, 2011 (In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,000,000	$25,400,000

Same store sales	-1.50%	0.00%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(590,000)	$(400,000)
Adjustments:
Interest expense	560,000	550,000
Income tax expense	20,000	15,000
Depreciation and amortization	505,000	495,000
LIFO charge	80,000	60,000
Store closing, liquidation, and impairment charges	190,000	135,000
Stock-based compensation expense	20,000	15,000
Customer loyalty card programs revenue deferral (a)	40,000	30,000
Loss on debt modification	45,000	45,000
Other	5,000	5,000
Adjusted EBITDA	$875,000	$950,000

Diluted loss per share	$(0.67)	$(0.46)

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 10